Exhibit 99.1
Ixia Announces Record Revenue of $66.1 Million for Second Quarter of 2010
Revenue Increases 72 Percent Year-over-Year and 7 Percent Sequentially
CALABASAS, Calif., July 22, 2010 — Ixia (Nasdaq:XXIA) today reported its financial results for the second quarter ended June 30, 2010.
Total revenue for the 2010 second quarter was a record $66.1 million, an increase of 72 percent over $38.4 million reported for the 2009 second quarter and an increase of 7 percent over the $62.0 million reported for the immediately preceding quarter. Revenue for the 2010 second quarter includes approximately $15.3 million attributable to sales of our IxN2X and IxCatapult products following the acquisition of Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and the acquisition of Catapult Communications in June 2009.
On a GAAP basis, the Company recorded a net loss for the 2010 second quarter of $361,000, or $0.01 per share, compared to a net loss of $2.7 million, or $0.04 per share, for the 2009 second quarter.
Non-GAAP net income for the 2010 second quarter was $6.8 million, or $0.10 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.03 per diluted share, reported in the second quarter of last year.
“We are pleased with our 2010 second quarter results. We delivered our second sequential quarter of record revenue and achieved double-digit non-GAAP operating margins,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “We are seeing strong demand for our wireline testing solutions, including our high-speed Ethernet products and our newly introduced NGY Fusion enabled solution, which integrates the best of the recently acquired N2X product line from Agilent and Ixia’s core applications on a single high-density platform.”
“We are encouraged by the customer acceptance of our new products and excited by the progress we are making toward achieving our product and financial goals. We remain committed to investing in our product strategy to offer the most complete and seamless testing of IP/LTE communications traffic over the converged wired and wireless networks of the future,” said Bhatnagar.
As of June 30, 2010, Ixia had cash, cash equivalents and investments of $103 million and no debt.
Ixia’s non-GAAP 2010 second quarter results exclude $3.4 million related to stock-based compensation expenses, $1.6 million for acquisition-related and restructuring costs, $5.1 million for the amortization of acquired intangible assets, $0.3 million related to certain inventory adjustments and a net tax benefit of $3.2 million related to (i) the items above and (ii) changes in the valuation allowance related to the Company’s deferred tax assets. Non-GAAP results for the

2009 second quarter exclude non-cash charges of $2.6 million related to stock-based compensation, $2.5 million for acquisition and other related costs, $1.4 million for the amortization of acquired intangible assets, $1.0 million related to restructuring expenses, $0.8 million for certain inventory adjustments and a net tax benefit of $3.6 million related to these items.
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2010 second quarter results and its business outlook for the 2010 third quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP interest and other income (expense), net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain charges such as stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, the impairment charges related to certain investments, and the related income tax effects of these items, as well as the income tax impacts of valuation allowances recorded against certain deferred tax assets. The aforementioned charges represent charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices and applications. Ixia’s multiplay test systems address the growing need to test voice, video and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com. Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, cost savings, growth and profitability and future business and market share. In some cases, such forward looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other things: the current global economy, our success with the integration of our 2009 acquisitions of Catapult and Agilent Technologies’ N2X Data Network Testing Product Line, competition, our ability to successfully defend any claims from taxing authorities in the various countries where we conduct business, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and our ability to realize all of the expected benefits of our restructuring plan. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Contact:
The Blueshirt Group
Investor Relations
Chris Danne or Maria Riley 415-217-7722
or
Tom Miller, Chief Financial Officer
Dir: 818-444-2325
tmiller@ixiacom.com

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$28,246	$15,061
Short-term investments in marketable securities	42,191	10,337
Accounts receivable, net	67,621	55,765
Inventories	17,744	14,541
Prepaid expenses and other current assets	8,716	9,727

Total current assets	164,518	105,431

Investments in marketable securities	32,474	53,582
Property and equipment, net	19,886	18,693
Intangible assets, net	59,930	69,132
Goodwill	60,121	60,121
Other assets	1,595	2,129

Total assets	$338,524	$309,088

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,144	$6,136
Accrued expenses	26,586	21,253
Deferred revenues	33,516	29,842
Income taxes payable	312	1,263

Total current liabilities	72,558	58,494

Deferred revenues	7,142	7,309
Other liabilities	6,748	6,620

Total liabilities	86,448	72,423

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2010 and December 31, 2009; 64,981 and 63,062 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	96,254	87,283
Additional paid-in capital	124,579	118,754
Retained earnings	29,487	28,979
Accumulated other comprehensive income	1,756	1,649

Total shareholders’ equity	252,076	236,665

Total liabilities and shareholders’ equity	$338,524	$309,088

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Products	$54,925	$30,441	$105,594	$60,522
Services	11,179	7,964	22,551	15,007

Total revenues	66,104	38,405	128,145	75,529

Costs and operating expenses:(1)
Cost of revenues – products	13,773	7,944	25,218	15,510
Cost of revenues – services	1,518	801	3,026	1,744
Research and development	17,882	11,443	36,521	23,309
Sales and marketing	19,160	13,358	38,321	27,757
General and administrative	8,357	6,514	17,224	12,738
Amortization of intangible assets	5,086	1,386	10,144	2,711
Acquisition and other related	1,556	2,522	2,679	2,522
Restructuring	67	1,011	3,557	1,011

Total costs and operating expenses	67,399	44,979	136,690	87,302

Loss from operations	(1,295)	(6,574)	(8,545)	(11,773)
Interest and other income, net	309	668	9,096	1,229
Other-than-temporary impairment on investments	—	—	—	(1,405)

(Loss) income before income taxes	(986)	(5,906)	551	(11,949)
Income tax (benefit) expense	(625)	(3,252)	43	(5,304)

Net (loss) income	$(361)	$(2,654)	$508	$(6,645)

(Loss) earnings per share:
Basic	$(0.01)	$(0.04)	$0.01	$(0.11)
Diluted	$(0.01)	$(0.04)	$0.01	$(0.11)

Weighted average number of common and common equivalent shares outstanding:
Basic	64,603	62,349	64,052	62,699
Diluted	64,603	62,349	65,628	62,699

(1)	Stock-based compensation included in:

Cost of revenues — products	$133	$93	$256	$263
Cost of revenues — services	50	36	96	100
Research and development	1,356	1,042	2,557	2,663
Sales and marketing	896	797	1,731	2,061
General and administrative	961	644	1,552	1,360

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues

Total cost of revenues – GAAP	$15,291	23.1%	$8,745	22.8%
Inventory write-down and adjustments(a)	(306)	-0.5%	(773)	-2.0%
Stock-based compensation(b)	(183)	-0.2%	(129)	-0.4%

Total cost of revenues – Non-GAAP	$14,802	22.4%	$7,843	20.4%

Operating expenses – GAAP	$52,108	78.8%	$36,234	94.3%
Amortization of intangible assets(c)	(5,086)	-7.7%	(1,386)	-3.6%
Acquisition and other related(d)	(1,556)	-2.4%	(2,522)	-6.6%
Restructuring(e)	(67)	-0.1%	(1,011)	-2.6%
Stock-based compensation(b)	(3,213)	-4.8%	(2,483)	-6.4%

Operating expenses – Non-GAAP	$42,186	63.8%	$28,832	75.1%

Loss from operations – GAAP	$(1,295)	-2.0%	$(6,574)	-17.1%
Effect of reconciling items(f)	10,411	15.8%	8,304	21.6%

Income from operations – Non-GAAP	$9,116	13.8%	$1,730	4.5%

Income tax benefit – GAAP	$(625)	-0.9%	$(3,252)	-8.5%
Effect of reconciling items(g)	3,222	4.8%	3,643	9.5%

Income tax expense – Non-GAAP	$2,597	3.9%	$391	1.0%

Net loss – GAAP	$(361)	-0.5%	$(2,654)	-6.9%
Effect of reconciling items(h)	7,189	10.8%	4,661	12.1%

Net income – Non-GAAP	$6,828	10.3%	$2,007	5.2%

Basic loss per share – GAAP	$(0.01)		$(0.04)
Effect of reconciling items(i)	0.11		0.07

Diluted earnings per share – Non-GAAP	$0.10		$0.03

(a)	This reconciling item represents the write-down for certain inventory items and a cost of sales timing adjustment. While we may have additional inventory adjustments in the future, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these adjustments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs primarily associated with our restructuring plans. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e) as well as changes in the valuation allowance relating to the Company’s deferred tax assets.

(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), net of tax.

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues

Total cost of revenues – GAAP	$28,244	22.0%	$17,254	22.8%
Inventory write down(a)	—	—%	(773)	-1.0%
Stock-based compensation(b)	(352)	-0.2%	(363)	-0.5%

Total cost of revenues – Non-GAAP	$27,892	21.8%	$16,118	21.3%

Operating expenses – GAAP	$108,446	84.6%	$70,048	92.7%
Amortization of intangible assets(c)	(10,144)	-7.9%	(2,711)	-3.6%
Acquisition and other related(d)	(2,679)	-2.1%	(2,522)	-3.3%
Restructuring(e)	(3,557)	-2.8%	(1,011)	-1.3%
Stock-based compensation(b)	(5,840)	-4.5%	(6,084)	-8.1%

Operating expenses – Non-GAAP	$86,226	67.3%	$57,720	76.4%

Loss from operations – GAAP	$(8,545)	-6.7%	$(11,773)	-15.6%
Effect of reconciling items(f)	22,572	17.6%	13,464	17.8%

Income from operations – Non-GAAP	$14,027	10.9%	$1,691	2.2%

Interest and other income, net – GAAP	$9,096	7.1%	$1,229	1.6%
Settlement proceeds(g)	(8,925)	-7.0%	—	—%

Interest and other income, net – Non-GAAP	$171	0.1%	$1,229	1.6%

Other-than-temporary impairment on investments – GAAP	$—	—%	$(1,405)	-1.9%
Effect of reconciling items(h)	—	—%	1,405	1.9%

Other-than-temporary impairment on investments – Non-GAAP	$—	—%	$—	—%

Income tax expense (benefit) – GAAP	$43	0.0%	$(5,304)	-7.0%
Effect of reconciling items(i)	4,018	3.2%	5,832	7.7%

Income tax expense – Non-GAAP	$4,061	3.2%	$528	0.7%

Net income (loss)– GAAP	$508	0.4%	$(6,645)	-8.8%
Effect of reconciling items(j)	9,629	7.5%	9,037	12.0%

Net income – Non-GAAP	$10,137	7.9%	$2,392	3.2%

Diluted earnings (loss) per share – GAAP	$0.01		$(0.11)
Effect of reconciling items(k)	0.14		0.15

Diluted earnings per share – Non-GAAP	$0.15		$0.04

(a)	This reconciling item represents the write-down for certain inventory items. While we may have additional inventory write-downs in the future, management excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding this inventory write-down, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs primarily associated with our restructuring plans. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents settlement proceeds during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our investments in auction rate securities (“ARS”) with an aggregate par value of $19.0 million. As the settlement proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these settlement proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This reconciling item represents an other-than-temporary impairment on our investment in auction rate securities. As this other-than-temporary impairment represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding this other-than-temporary impairment, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(i)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h) as well as changes in the valuation allowance relating to the Company’s deferred tax assets.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h), net of tax.

(k)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h), net of tax, on a diluted per share basis.